EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Stifel Financial Corp. (the "Company") hereby certifies this Annual Report on Form 10-K for the year ended December 31, 2011 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 28, 2012

/s/ Ronald J. Kruszewski

Ronald J. Kruszewski
Chairman, President and Chief Executive Officer
(Principal Executive Officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.